Exhibit 99.1

Contact:

Gordon E. Runté

212-798-6082

Fortress Reports Fourth Quarter & Year End 2011 Financial Results and

Announces Fourth Quarter 2011 Dividend of $0.05 per share

New York, NY.  February 28, 2012 — Fortress Investment Group LLC (NYSE: FIG) today reported its fourth quarter and year end 2011 financial results.

HIGHLIGHTS

•                  Fortress declared a fourth quarter 2011 dividend of $0.05 per share.  The dividend will be paid on March 15, 2012 to holders of record as of the close of business on March 12, 2012.

•                  Assets under management of $43.7 billion as of December 31, 2011, down 2% from $44.6 billion as of December 31, 2010.

•                  2011 GAAP net loss of $1.1 billion, an increase of 43% from a net loss of $782 million in 2010.  GAAP net loss attributable to Class A shareholders in 2011 was $432 million, an increase of 52% from a net loss of $285 million in 2010; 2011 GAAP net loss of $2.36 per diluted share, an increase of 29% from a net loss of $1.83 per diluted share in 2010.

•                  Pre-tax distributable earnings (DE) of $242 million in 2011, down 35% from $372 million in 2010; pre-tax DE of $0.46 per dividend paying share in 2011, down 36% from $0.72 per dividend paying share in 2010.

•                  Fund management DE of $253 million in 2011, down 29% from $358 million in 2010.

•                  GAAP book value per share of $2.14 as of December 31, 2011, up 8% from $1.98 per share as of December 31, 2010.  Net cash and investments of $2.17 per dividend paying share as of December 31, 2011, up 19% from $1.82 per dividend paying share as of December 31, 2010.

•                  Raised $4.2 billion of new third-party capital during 2011, $2.0 billion of which was included in assets under management as of December 31, 2011.  The remaining $2.2 billion is capital committed to our funds by investors that will become assets under management when called.  Of the $4.2 billion raised, $2.2 billion was in Credit Private Equity Funds, $1.3 billion was in Liquid Hedge Funds, $434 million was in Credit Hedge Funds, $220 million was in Castles and $51 million was in Private Equity.

“In a challenging market, we maintained assets under management, attracted substantial new capital commitments, deepened our client base globally and delivered positive financial performance,” said Randal Nardone, Fortress’s Interim Chief Executive Officer.  “We continue to benefit from a highly diversified business model. Levels of activity are strong across our businesses, and we believe investment opportunities continue to align with our deepest wells of experience and expertise.”

Please see the exhibits to this press release for a reconciliation of non-GAAP measures referred to in this press release to the related GAAP measures.

CONSOLIDATED RESULTS — GAAP

Fortress had a GAAP net loss of $1.1 billion in 2011, an increase of 43% from a net loss of $782 million in 2010.  In 2011, GAAP net loss attributable to Class A shareholders was $432 million, an increase of 52% from a net loss of $285 million in 2010.   GAAP net loss attributable to Class A shareholders was $2.36 per diluted share in 2011, an increase of 29% from  a net loss of $1.83 per diluted share in 2010.

The $335 million increase in GAAP net loss was driven by (i) a $137 million increase in GAAP expenses, (ii) a $126 million net decrease in other income and (iii) a $91 million decrease in GAAP revenues. These increases to GAAP net loss were partially offset by a $19 million decrease in income tax expense.

Total GAAP revenues were $859 million in 2011, down 10% from $950 million in 2010.  This decrease was primarily attributable to a decrease of $168 million in GAAP incentive income and partially offset by increases of $53 million and $26 million in GAAP management fees and expense reimbursements from affiliates, respectively.  Management fees increased as a result of an increase in average assets under management while expense reimbursements primarily increased as a result of an increase in general, administrative and other expenses.  Incentive income decreased as a result of lower performance within our Credit and Liquid Hedge Funds and fewer realizations within our Private Equity and Credit Private Equity Funds.

Total GAAP expenses were $2.0 billion in 2011, an increase of 8% from $1.8 billion in 2010.  This increase was primarily attributable to an increase of $99 million in principals agreement compensation, an increase of $33 million in general, administrative and other expenses, and an increase of $21 million in depreciation and amortization (including impairment).  These increases were partially offset by a decrease of $15 million in compensation and benefits and a $1 million decrease in interest expense.

Other income was $15 million in 2011, down 89% from $141 million in 2010.  This change was primarily due to lower performance in our funds, which resulted in a decrease in earnings from equity method investees and an increase in net unrealized losses primarily related to our direct investment in GAGFAH and our investment in the options of one of our Castles.

CONSOLIDATED RESULTS — ASSETS UNDER MANAGEMENT AND SEGMENTS

As of December 31, 2011, assets under management totaled $43.7 billion, up 0.2% from $43.6 billion as of September 30, 2011 and down 2% from $44.6 billion as of December 31, 2010.  During 2011, Fortress  invested approximately $3.5 billion of capital and raised over $2.0 billion of capital, directly adding to assets under management.  These increases to assets under management were offset by (i) $2.3 billion of return of capital distributions to investors, (ii) $1.9 billion of Hedge Fund redemptions and (iii) $1.2 billion of RCA payments to Credit Hedge Funds investors.

Pre-tax DE was $242 million in 2011, down 35% from $372 million in 2010.  On a dividend paying share basis, pre-tax DE was $0.46 per share in 2011, down 36% from $0.72 per share in 2010.  The year-over-year decline in pre-tax DE was driven by lower incentive income from our funds, and a decline in investment income from our principal investments, partially offset by a net increase in management fees from our Castles, Liquid Hedge Funds and Credit Private Equity Funds.

In 2011, fund management DE was $253 million, down 29% from $358 million in 2010.  This decrease was driven by a $133 million decline in total segment revenues, partially offset by a $28 million decrease in total segment expenses.

Total segment revenues were $707 million in 2011, down 16% from $840 million in 2010.  Total management fee revenues increased by $38 million.  This increase was offset by a $171 million decrease in incentive income.

Total segment expenses were $454 million in 2011, down 6% from $482 million in 2010, driven by a decrease of $57 million in profit sharing compensation expenses, partially offset by an increase of $29 million in operating expenses, primarily general and administrative related.

The Company’s annual segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors.  Accordingly, the revenues and profits in any particular year should not be expected to be indicative of future results.

SUMMARY FINANCIAL RESULTS

The table below details Fortress’s operating results for the three months and full year ended December 31, 2011 and 2010:

	Three Months Ended December 31,		$	Full Year Ended December 31,		$
(in millions, except per share amount)	2011	2010	Change	2011	2010	Change
GAAP
Net income (loss)	$(234)	$3	$(237)	$(1,117)	$(782)	$(335)

Net income (loss) attributable to Class A Shareholders	$(91)	$(13)	$(78)	$(432)	$(285)	$(147)
Per diluted share	$(0.49)	$(0.09)	$(0.40)	$(2.36)	$(1.83)	$(0.53)

Weighted average number of Class A shares outstanding, diluted	496	170		493	468

Distributable Earnings
Fund management DE	$53	$122	$(69)	$253	$358	$(105)

Pre-tax DE	$50	$125	$(75)	$242	$372	$(130)
Per dividend paying share/unit	$0.09	$0.24	$(0.15)	$0.46	$0.72	$(0.26)

Weighted Average Dividend Paying Shares and Units Outstanding	531	522		528	518

The discussion of Fortress’s operating results under “Business Segment Results” below is based on segment reporting as presented in its Annual Report on Form 10-K.  Fortress does not manage, or report on, its segments based on GAAP. The consolidated GAAP statement of operations and balance sheet are presented following this discussion.

BUSINESS SEGMENT RESULTS

Private Equity — Funds

Assets under management for the Private Equity Funds was $9.3 billion as of December 31, 2011, down 2% from $9.5 billion as of September 30, 2011 and down 22% from $11.9 billion as of December 31, 2010.  During the first quarter of 2011, three of Fortress’s Private Equity Funds reached the end of their investment periods, which reset the basis upon which management fees are earned.  This reset occurs in the ordinary course pursuant to the Funds’ governing documentation and is typical for similarly structured private equity funds.  The basis was reduced from committed capital to the lower of invested capital or net asset value.  These resets resulted in a $2.0 billion decrease and were the primary driver of the decline in assets under management.

With respect to investments held during the period, the carrying value of the assets in our Private Equity Funds increased by 9.3% in the full year 2011, which includes the fourth quarter 2011 increase of 2.6%.  The increase in the year was primarily related to our senior living and financial services investments.

The Private Equity Funds generated pre-tax DE of $93 million in 2011, down 27% from $127 million in 2010, as a result of a decrease in segment revenues of $50 million, partially offset by a decrease in segment expenses of $16 million.

Segment revenues were $130 million in 2011, down 28% from $180 million in 2010.  The year-over-year decrease in segment revenue was driven by a $43 million decrease in incentive income and a $7 million decrease in management fees.

Private Equity — Castles

Assets under management for the Castles, which are comprised of two managed publicly traded companies (Newcastle Investment Corp. and Eurocastle Investment Limited), was $3.2 billion as of December 31, 2011, flat compared to $3.2 billion as of September 30, 2011 and up 5% from $3.0 billion as of December 31, 2010.  In 2011, Newcastle Investment Corp. raised approximately $211 million of permanent capital.

The Castles generated pre-tax DE of $25 million in 2011, up 38% from $18 million in 2010, as a result of an increase in management fees of $5 million and a reduction in operating expenses of $2 million.

Liquid Hedge Funds

Assets under management (AUM) for the Liquid Hedge Funds was $5.5 billion as of December 31, 2011, down 11% from $6.2 billion as of September 30, 2011 and down 13% from $6.4 billion as of December 31, 2010.  In 2011, we paid out $1.7 billion in redemptions and had $406 million of performance-related AUM reduction, which were partially offset by $1.3 billion of new third-party capital raised.  As of December 31, 2011, the Liquid Hedge Funds had $1.0 billion of redemption notices outstanding, which will primarily be distributed in the first quarter of 2012.

The following table shows net returns by fund:(1)

Net Returns	Three Months Ended December 31, 2011	Full Year 2011	Estimated One Month Ended January 31, 2012
Fortress Macro Fund Ltd	-2.2%	-9.3%	3.8%

Drawbridge Global Macro Fund Ltd	-2.4%	-10.5%	3.8%

Fortress Commodities Fund L.P.	-8.9%	-8.0%	-0.4%

Fortress Asia Macro Fund Ltd (2)	5.0%	3.6%	2.2%

Fortress Partners Fund LP (3)	0.4%	0.5%	1.2%

Fortress Partners Offshore Fund L.P. (3)	-0.5%	-2.1%	1.2%

(1)  The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period.  Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

(2)  The Fortress Asia Macro Funds were launched on March 1, 2011.    Accordingly, the full year returns actually represent the ten-month period beginning on March 1, 2011 through December 31, 2011.  The full year 2011 and three months ended December 31, 2011 returns represent returns for Class B investors; Class B is now closed to new investors.  Estimated one-month ended January 31, 2012 returns represent returns for Class A investors; Class A remains open to new investors.  Certain fees payable by investors in Class B differ from the fees payable by the investors in Class A that remains open, and the returns for the different classes will vary.

(3)  The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

The Liquid Hedge Funds generated pre-tax DE of $14 million in 2011, down 78% from pre-tax DE of $64 million in 2010, as a result of a decrease in segment revenues of $53 million, partially offset by a decrease in segment expenses of $3 million.

Segment revenues were $113 million in 2011, down 32% from $166 million in 2010.  The year-over-year decrease in segment revenues was a result of a $63 million decrease in incentive income primarily related to negative performance in Fortress’s flagship Liquid Hedge Funds in 2011, partially offset by a $10 million increase in management fees primarily due to capital raises.

Credit — Hedge Funds

Assets under management for the Credit Hedge Funds was $6.0 billion as of December 31, 2011, down 4% from $6.2 billion as of September 30, 2011 and down 12% from $6.8 billion as of December 31, 2010.  Excluding the Value Recovery Funds, which are third-party originated funds for which Fortress was engaged to manage the orderly liquidation of existing portfolios, assets under management was $5.2 billion as of December 31, 2011, flat compared to $5.2 billion as of September 30, 2011 and down 6% from $5.5 billion as of December 31, 2010.   Effective December 31, 2011 the Credit Hedge Funds, which primarily have an annual notice date for redemptions, received redemption notices for fee-paying capital of approximately $786 million, using December 31, 2011 values, compared to a total of approximately $722 million of notices in 2010.   At the end of the year, this capital was transferred into redeeming capital accounts (RCAs), which will be paid out over time as the underlying investments are realized.  During this period, such amounts continue to be subject to management fees and, as applicable, incentive income.

The following table shows net returns by fund:(4)

Net Returns	Three Months Ended December 31, 2011	Full Year 2011

Drawbridge Special Opportunities LP	4.3%	10.9%

Drawbridge Special Opportunities Ltd.	2.2%	11.5%

The Credit Hedge Funds generated pre-tax DE of $37 million in 2011, down 49% from pre-tax DE of $72 million in 2010, as a result of a decrease in segment revenues of $27 million and an increase in segment expenses of $8 million.

Segment revenues were $200 million in 2011, down 12% from $227 million in 2010. The year-over-year decrease in segment revenues resulted from a $25 million decrease in incentive income related to lower positive fund performance and a $2 million decrease in management fees.  As of December 31, 2011, virtually all of the Credit Hedge Funds’ capital that is eligible to earn incentive income exceeded performance high water marks.

Credit — Private Equity Funds

Assets under management for the Credit Private Equity Funds was $6.2 billion as of December 31, 2011, up 11% from $5.6 billion as of September 30, 2011 and up 29% from $4.8 billion as of December 31, 2010.  As of December 31, 2011, the Credit Private Equity Funds had approximately $3.7 billion of uncalled or recallable committed capital that will become assets under management when invested.

(4)  The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period.  Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.  Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments.  The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, and December 31, 2010 redemptions.

The Credit Private Equity Funds generated pre-tax DE of $101 million in 2011, up 5% from $96 million in 2010, as a result of a decrease in segment expenses of $20 million, partially offset by a decrease in segment revenues of $15 million.

Segment revenues were $191 million in 2011, down 7% from $206 million in 2010.  The year-over-year decrease in segment revenues was driven by a $40 million decrease in incentive income due to fewer realizations, partially offset by a $25 million increase in management fees primarily from net capital called and raised in these funds over the last year.

Principal Investments

As of December 31, 2011, Principal Investments, which is composed of Fortress’s investments in its funds, had segment assets (excluding cash and cash equivalents) totaling $1.1 billion, flat compared to $1.1 billion as of September 30, 2011 and an increase of 8% from $1.0 billion as of December 31, 2010.  As of December 31, 2011, Fortress’s share of the net asset value of its direct and indirect investments exceeded its segment cost basis by $291 million, representing net unrealized gains for segment reporting purposes.

Principal Investments generated a pre-tax DE loss of $11 million in 2011, down from pre-tax DE of $14 million in 2010, as a result of a decrease in investment income of $26 million, partially offset by a decrease in interest expense of $1 million.

As of December 31, 2011, Fortress had a total of $101 million of outstanding commitments to its funds as detailed in the table below.

Outstanding Commitments
(dollars in thousands)	December 31, 2011
Private Equity Funds	$27,886
Credit PE Funds	73,441
$101,327

LIQUIDITY & CAPITAL

As of December 31, 2011, Fortress had cash on hand of $333 million and debt obligations of $261 million.  As of December 31, 2011, Fortress had $57 million available for further borrowing under its revolving credit facility.

DIVIDEND

The Company’s Board of Directors declared a fourth quarter 2011 dividend of $0.05 per share. The dividend will be paid on March 15, 2012 to holders of record as of the close of business on March 12, 2012.

Under Fortress’s dividend policy, the Company intends to make quarterly dividends to Class A shareholders based upon its annual distributable earnings. Any dividend declared by the Company will be subject to the need to: maintain prudent working capital reserves to provide for the conduct of its business, make investments in its businesses and funds, and comply with applicable law and its debt instruments and other obligations.

Since annual distributable earnings are not finalized until the end of a given year, Fortress intends to base the first three quarterly dividends for any given year upon management fee revenues net of related expenses, subject to the reserves discussed above. Fortress intends to base the final quarterly dividend for each year upon this amount plus an adjustment based on full-year incentive income.

The declaration and payment of any distributions are at the sole discretion of our Board of Directors, which may decide to change our distribution policy at any time.  Dividends paid to Class A shareholders depend upon the Board’s assessment of a number of factors, including general economic and business conditions, strategic plans and prospects, business and investment opportunities, the Company’s financial condition, liquidity and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations including fulfilling its current and future capital commitments, legal, tax and regulatory restrictions and other factors that the Board of Directors may deem relevant.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, when calculating withholding taxes, 3.00 cents of the per share dividend will be treated as U.S. source interest income.

Accordingly, for non-U.S. holders of Class A shares, unless an exception to withholding tax applies, the dividend will be subject to a U.S. federal withholding tax of 0.90 cents per share.

Non-U.S. holders of Class A shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on certain types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

NON-GAAP INFORMATION

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods.  The following are non-GAAP measures used in this press release and the accompanying financial information:

•                  Pre-tax DE and pre-tax DE per dividend paying share

•                  Fund management DE

•                  Segment revenues

•                  Segment expenses

•                  Weighted average dividend paying shares and units outstanding (Used for DEPS)

•                  Net cash and investments per dividend paying share

The Company urges you to read the reconciliation of such data to the related GAAP measures appearing in the exhibits to this release.

CONFERENCE CALL

Management will host a conference call today, Tuesday, February 28, 2012 at 8:30 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call.  The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Year End Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Monday, March 5, 2012 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406  (from outside of the U.S.); please reference access code “51255403.”

ABOUT FORTRESS

Fortress is a leading, diversified global investment manager with approximately $43.7 billion in assets under management as of December 31, 2011.  Fortress offers alternative and traditional investment products and was founded in 1998.  For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments and amount of redemptions.  These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, which is, or will be, available on the Company’s website (www.fortress.com).  In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC

Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues
Management fees: affiliates	$111,036	$113,963	$464,305	$441,145
Management fees: non-affiliates	10,455	10,281	58,096	27,794
Incentive income: affiliates	110,942	248,369	155,303	302,261
Incentive income: non-affiliates	666	14,248	1,917	22,927
Expense reimbursements from affiliates	42,128	45,521	172,465	146,127
Other revenues	1,109	4,120	6,542	9,991
	276,336	436,502	858,628	950,245
Expenses
Interest expense	4,643	8,730	18,526	19,773
Compensation and benefits	170,801	197,683	706,060	720,712
Principals agreement compensation	299,448	239,976	1,051,197	952,077
General, administrative and other	36,181	40,769	145,726	112,739
Depreciation and amortization (including impairment)	3,285	3,356	33,399	12,693
	514,358	490,514	1,954,908	1,817,994
Other Income (Loss)
Gains (losses)	(3,303)	13,357	(30,054)	2,997
Tax receivable agreement liability adjustment	3,214	20,719	3,098	22,036
Earnings (losses) from equity method investees	15,518	72,982	41,935	115,954
	15,429	107,058	14,979	140,987
Income (Loss) Before Income Taxes	(222,593)	53,046	(1,081,301)	(726,762)
Income tax benefit (expense)	(11,542)	(50,290)	(36,035)	(54,931)
Net Income (Loss)	$(234,135)	$2,756	$(1,117,336)	$(781,693)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(142,646)	$16,177	$(685,821)	$(497,082)
Net Income (Loss) Attributable to Class A Shareholders	$(91,489)	$(13,421)	$(431,515)	$(284,611)
Dividends Declared Per Class A Share	$—	$—	$—	$—

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(0.48)	$(0.09)	$(2.34)	$(1.79)
Net income (loss) per Class A share, diluted	$(0.49)	$(0.09)	$(2.36)	$(1.83)
Weighted average number of Class A shares outstanding, basic	190,487,829	169,975,804	186,662,670	165,446,404
Weighted average number of Class A shares outstanding, diluted	496,345,580	169,975,804	493,392,235	467,569,571

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	As of December 31,
	2011	2010
Assets
Cash and cash equivalents	$333,166	$210,632
Due from affiliates	298,689	303,043
Investments	1,079,777	1,012,883
Deferred tax asset	400,196	415,990
Other assets	108,858	134,147
	$2,220,686	$2,076,695

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$247,024	$260,790
Due to affiliates	354,158	342,397
Deferred incentive income	238,658	198,363
Debt obligations payable	261,250	277,500
Other liabilities	57,204	68,230
	1,158,294	1,147,280

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 189,824,053 and 169,536,968 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 305,857,751 and 300,273,852 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	—	—
Paid-in capital	1,972,711	1,465,358
Retained earnings (accumulated deficit)	(1,484,120)	(1,052,605)
Accumulated other comprehensive income (loss)	(1,160)	(1,289)

Total Fortress shareholders’ equity	487,431	411,464
Principals’ and others’ interests in equity of consolidated subsidiaries	574,961	517,951
Total Equity	1,062,392	929,415
	$2,220,686	$2,076,695

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the Three Months Ended December 31, 2011 and 2010

	Three Months Ended December 31, 2011
		Private Equity		Liquid Hedge	Credit Funds		Principal
(in millions)	Total (5)	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments
Assets Under Management
AUM - October 1, 2011	$43,619	$9,471	$3,237	$6,165	$6,214	$5,619	$—
Capital raised	198	—	—	177	21	—	—
Equity raised (Permanent capital vehicles)	—	—	—	—	—	—	—
Increase in invested capital	1,060	13	—	14	—	1,033	—
Redemptions	(722)	—	—	(722)	—	—	—
SPV distribution	—	—	—	—	—	—	—
RCA distributions (6)	(254)	—	—	—	(254)	—	—
Return of capital distributions	(384)	(4)	—	—	(21)	(359)	—
Adjustment for reset date	—	—	—	—	—	—	—
Crystallized Incentive Income	—	—	—	—	—	—	—
Equity buyback	—	—	—	—	—	—	—
Net Client Flows	365	—	—	—	—	—	—
Income (loss) and foreign exchange	(169)	(195)	(56)	(119)	16	(61)	—
AUM - Ending Balance	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$—

Third-Party Capital Raised	$1,818	$—	$—	$177	$21	$1,620	$—

Segment Revenues
Management fees	$116	$30	$14	$25	$26	$21	$—
Incentive income	46	—	—	—	28	18	—
Unallocated Revenues	5
Total	167	30	14	25	54	39	—

Segment Expenses
Operating expenses	(79)	(7)	(8)	(20)	(33)	(11)	—
Profit sharing compensation expenses	(25)	—	—	(5)	(12)	(8)	—
Unallocated Expenses	(10)
Total	(114)	(7)	(8)	(25)	(45)	(19)	—

Fund Management DE	53	23	6	—	9	20	—

Investment Income	2						2
Interest Expense	(5)						(5)
Pre-tax Distributable Earnings	$50	$23	$6	$—	$9	$20	$(3)

	Three Months Ended December 31, 2010
		Private Equity		Liquid Hedge	Credit Funds		Principal
(in millions)	Total (5)	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments
Assets Under Management
AUM - October 1, 2010	$43,994	$11,621	$3,073	$5,897	$6,986	$4,128	$—
Capital raised	656	—	—	321	242	93	—
Equity raised (Permanent capital vehicles)	—	—	—	—	—	—	—
Increase in invested capital	702	7	—	5	—	690	—
Capital acquisitions	—	—	—	—	—	—	—
Redemptions	(157)	—	—	(157)	—	—	—
SPV distributions	—	—	—	—	—	—	—
RCA distributions (6)	(367)	—	—	—	(367)	—	—
Return of capital distributions	(526)	(32)	—	—	(373)	(121)	—
Crystallized Incentive Income	(2)	—	—	(2)	—	—	—
Equity buyback	—	—	—	—	—	—	—
Net Client Flows	(462)	—	—	—	—	—	—
Income (loss) and foreign exchange	775	327	(36)	291	285	27	—
AUM - Ending Balance	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$—

Third-Party Capital Raised	$1,641	$—	$—	$321	$242	$1,078	$—

Segment Revenues
Management fees	$120	$36	$12	$26	$30	$16	$—
Incentive income	145	36	—	41	51	17	—
Unallocated Revenues	4
Total	269	72	12	67	81	33	—

Segment Expenses
Operating expenses	(79)	(9)	(7)	(24)	(31)	(8)	—
Profit sharing compensation expenses	(56)	(16)	—	(11)	(18)	(11)	—
Unallocated Expenses	(12)
Total	(147)	(25)	(7)	(35)	(49)	(19)	—

Fund Management DE	122	47	5	32	32	14	—

Investment Income	12						12
Interest Expense	(9)						(9)
Pre-tax Distributable Earnings	$125	$47	$5	$32	$32	$14	$3

(5)  Total includes Logan Circle Partners, which is not a segment.

(6)  Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the Year Ended December 31, 2011 and 2010

	Full Year 2011
		Private Equity		Liquid Hedge	Credit Funds		Principal
(in millions)	Total (7)	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments
Assets Under Management
AUM - January 1, 2011	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$—
Capital raised	1,817	—	—	1,318	309	190	—
Equity raised (Permanent capital vehicles)	220	—	220	—	—	—	—
Increase in invested capital	3,492	237	—	25	107	3,123	—
Redemptions	(1,853)	—	—	(1,708)	(145)	—	—
SPV distribution	—	—	—	—	—	—	—
RCA distributions (8)	(1,222)	—	—	—	(1,222)	—	—
Return of capital distributions	(2,330)	(317)	(19)	—	(140)	(1,854)	—
Adjustment for reset date	(1,997)	(1,997)	—	—	—	—	—
Crystallized Incentive Income	(160)	—	—	(69)	(91)	—	—
Equity buyback	—	—	—	—	—	—	—
Net Client Flows	841	—	—	—	—	—	—
Income (loss) and foreign exchange	292	(561)	(57)	(406)	385	(44)	—
AUM - Ending Balance	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$—

Third-Party Capital Raised	$4,177	$51	$220	$1,318	$434	$2,154	$—

Segment Revenues
Management fees	$489	$132	$53	$109	$122	$73	$—
Incentive income	198	(2)	—	4	78	118	—
Unallocated Revenues	20
Total	707	130	53	113	200	191	—

Segment Expenses
Operating expenses	(306)	(38)	(28)	(78)	(128)	(34)	—
Profit sharing compensation expenses	(111)	1	—	(21)	(35)	(56)	—
Unallocated Expenses	(37)
Total	(454)	(37)	(28)	(99)	(163)	(90)	—

Fund Management DE	253	93	25	14	37	101	—

Investment Income	8						8
Interest Expense	(19)						(19)
Pre-tax Distributable Earnings	$242	$93	$25	$14	$37	$101	$(11)

	Full Year 2010
		Private Equity		Liquid Hedge	Credit Funds		Principal
(in millions)	Total (7)	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments
Assets Under Management
AUM - January 1, 2010	$31,476	$11,344	$3,232	$5,881	$7,672	$3,347	$—
Capital raised	2,597	—	—	1,708	437	452	—
Equity raised (Permanent capital vehicles)	2	—	2	—	—	—	—
Increase in invested capital	2,693	56	—	12	—	2,625	—
Capital acquisitions (9)	11,448	—	—	—	—	—	—
Redemptions	(935)	—	—	(932)	(3)	—	—
SPV distribution (10)	(814)	—	—	(814)	—	—	—
RCA distributions (8)	(1,551)	—	—	—	(1,551)	—	—
Return of capital distributions	(2,294)	(199)	—	—	(375)	(1,720)	—
Crystallized Incentive Income	(10)	—	—	(10)	—	—	—
Equity buyback	(62)	—	(62)	—	—	—	—
Net Client Flows	(345)	—	—	—	—	—	—
Income (loss) and foreign exchange	2,408	722	(135)	510	593	113	—
AUM - Ending Balance	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$—

Third-Party Capital Raised	$5,293	$—	$2	$1,708	$437	$3,146	$—

Segment Revenues
Management fees	$458	$139	$48	$99	$124	$48	$—
Incentive income	369	41	—	67	103	158	—
Unallocated Revenues	13
Total	840	180	48	166	227	206	—

Segment Expenses
Operating expenses	(282)	(35)	(30)	(79)	(111)	(27)	—
Profit sharing compensation expenses	(168)	(18)	—	(23)	(44)	(83)	—
Unallocated Expenses	(32)
Total	(482)	(53)	(30)	(102)	(155)	(110)	—

Fund Management DE	358	127	18	64	72	96	—

Investment Income	34						34
Interest Expense	(20)						(20)
Pre-tax Distributable Earnings	$372	$127	$18	$64	$72	$96	$14

(7)   Total includes Logan Circle Partners, which is not a segment.

(8)   Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

(9)   Represents $11.4 billion of capital under management due to Fortress’s acquisition of Logan Circle Partners.

(10)  Includes $142 million of SPV capital that ceased paying management fees in the third quarter.

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Fortress

Assets Under Management
Private Equity & Castles	$14,610	$14,382	$14,694	$14,960	$14,960	$13,244	$13,256	$12,708	$12,466	$12,466
Liquid Hedge Funds	5,837	5,706	5,897	6,355	6,355	6,303	6,321	6,165	5,515	5,515
Credit Hedge Funds	7,553	7,205	6,986	6,773	6,773	6,545	6,374	6,214	5,976	5,976
Credit Private Equity Funds	2,197	2,896	4,128	4,817	4,817	4,531	4,941	5,619	6,232	6,232
Traditional Asset Management	—	11,471	12,289	11,708	11,708	12,484	12,931	12,913	13,524	13,524
AUM - Ending Balance	$30,197	$41,660	$43,994	$44,613	$44,613	$43,107	$43,823	$43,619	$43,713	$43,713

Third-Party Capital Raised	$892	$1,531	$1,229	$1,641	$5,293	$649	$811	$899	$1,818	$4,177

Segment Revenues
Management fees	$108	$119	$111	$120	$458	$121	$126	$126	$116	$489
Incentive income	99	50	75	145	369	118	20	14	46	198
Unallocated revenues	—	4	5	4	13	5	5	5	5	20
Total	207	173	191	269	840	244	151	145	167	707

Segment Expenses
Operating expenses	(64)	(61)	(78)	(79)	(282)	(83)	(70)	(74)	(79)	(306)
Profit sharing compensation expenses	(50)	(30)	(32)	(56)	(168)	(58)	(17)	(11)	(25)	(111)
Unallocated expenses	(1)	(9)	(10)	(12)	(32)	(8)	(10)	(9)	(10)	(37)
Total	(115)	(100)	(120)	(147)	(482)	(149)	(97)	(94)	(114)	(454)

Fund Management DE	$92	$73	$71	$122	$358	$95	$54	$51	$53	$253

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Private Equity Funds & Castles

Assets Under Management
Private Equity Funds	$11,555	$11,511	$11,621	$11,923	$11,923	$10,016	$9,979	$9,471	$9,285	$9,285
Castles	3,055	2,871	3,073	3,037	3,037	3,228	3,277	3,237	3,181	3,181
AUM - Ending Balance	$14,610	$14,382	$14,694	$14,960	$14,960	$13,244	$13,256	$12,708	$12,466	$12,466

Third-Party Capital Raised	$2	$—	$—	$—	$2	$98	$51	$122	$—	$271

Segment Revenues
Management fees	$45	$45	$49	$48	$187	$47	$50	$44	$44	$185
Incentive income	—	—	5	36	41	1	—	(3)	—	(2)
Total	45	45	54	84	228	48	50	41	44	183

Segment Expenses
Operating expenses	(17)	(15)	$(17)	(16)	(65)	(21)	(15)	(15)	(15)	(66)
Profit sharing compensation expenses	—	—	(2)	(16)	(18)	—	—	1	—	1
Total	(17)	(15)	(19)	(32)	(83)	(21)	(15)	(14)	(15)	(65)

Fund Management DE	$28	$30	$35	$52	$145	$27	$35	$27	$29	$118

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Liquid Hedge Funds

Assets Under Management
Fortress Macro Funds (11)	$2,482	$2,427	$2,810	$3,170	$3,170	$3,258	$3,143	$3,086	$2,584	$2,584
Drawbridge Global Macro Funds (12)	771	657	408	419	419	422	406	386	392	392
Fortress Commodities Funds (13)	1,020	1,083	1,075	1,095	1,095	1,111	1,189	1,064	875	875
Fortress Asia Macro Funds (14)	—	—	—	—	—	23	108	189	208	208
Fortress Partners Funds (15)	1,564	1,539	1,604	1,671	1,671	1,489	1,475	1,440	1,456	1,456
AUM - Ending Balance	$5,837	$5,706	$5,897	$6,355	$6,355	$6,303	$6,321	$6,165	$5,515	$5,515

Third-Party Capital Raised	$639	$319	$429	$321	$1,708	$330	$519	$292	$177	$1,318

Segment Revenues
Management fees	$25	$24	$24	$26	$99	$27	$29	$28	$25	$109
Incentive income	6	(1)	21	41	67	22	(19)	1	—	4
Total	31	23	45	67	166	49	10	29	25	113

Segment Expenses
Operating expenses	(17)	(18)	(20)	(24)	(79)	(21)	(18)	(19)	(20)	(78)
Profit sharing compensation expenses	(4)	(2)	(6)	(11)	(23)	(13)	2	(5)	(5)	(21)
Total	(21)	(20)	(26)	(35)	(102)	(34)	(16)	(24)	(25)	(99)

Fund Management DE	$10	$3	$19	$32	$64	$15	$(6)	$5	$—	$14

Net Returns (16)
Fortress Macro Fund Ltd	3.0%	-0.7%	3.3%	4.7%	10.7%	1.9%	-5.4%	-3.9%	-2.2%	-9.3%
Drawbridge Global Macro Fund Ltd	3.7%	-1.5%	3.2%	4.2%	9.8%	1.7%	-6.0%	-4.0%	-2.4%	-10.5%
Fortress Commodities Fund L.P.	-3.5%	2.2%	-1.7%	5.0%	1.8%	3.0%	-6.4%	4.7%	-8.9%	-8.0%
Fortress Asia Macro Fund Ltd (17)	N/A	N/A	N/A	N/A	N/A	3.5%	-1.0%	-3.6%	5.0%	3.6%

Fortress Partners Fund LP (18)	3.0%	-0.3%	3.3%	5.9%	12.3%	3.3%	-0.1%	-3.0%	0.4%	0.5%
Fortress Partners Offshore Fund L.P. (18)	2.6%	0.5%	3.5%	5.8%	12.8%	3.2%	-0.1%	-4.6%	-0.5%	-2.1%

(11)  Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Offshore Fund L.P., Fortress Macro Fund Ltd, Fortress Macro MA1 and Fortress Macro managed accounts.

(12)  Combined AUM for Drawbridge Global Macro Fund LP, Drawbridge Global Macro Intermediate Fund L.P., Drawbridge Global Alpha Intermediate Fund L.P., DBGM Offshore Ltd, DBGM Onshore LP and DBGM Alpha V Ltd .

(13)  Combined AUM for Fortress Commodities Fund L.P., Fortress Commodities Fund Ltd, Fortress Commodities MA1 L.P. and Fortress Commodities managed accounts.

(14)  Combined AUM for Fortress Asia Macro Fund Ltd and Fortress Asia Macro Fund LP.

(15)  Combined AUM for Fortress Partners Offshore Fund L.P. and Fortress Partners Fund LP.

(16)  The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period.  Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

(17)  The Fortress Asia Macro Funds were launched on March 1, 2011.    Accordingly, the three months ended March 31, 2011 returns actually represent the one month period for March 2011, and the full year 2011 returns actually represent the ten-month period beginning on March 1, 2011 through December 31, 2011.  The 2011 returns represent returns for Class B investors; Class B is now closed to new investors.   Certain fees payable by investors in Class B differ from the fees payable by the investors in Class A that remains open, and the returns for the different classes will vary.

(18)  The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

  Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011
Credit Hedge Funds

Assets Under Management
Drawbridge Special Opportunities Funds (19)	$5,227	$5,176	$5,200	$5,474	$5,474	$5,341	$5,272	$5,227	$5,165	$5,165
Value Recovery Funds (20)	2,326	2,029	1,786	1,299	1,299	1,204	1,102	987	811	811
AUM - Ending Balance	$7,553	$7,205	$6,986	$6,773	$6,773	$6,545	$6,374	$6,214	$5,976	$5,976

Third-Party Capital Raised	$76	$47	$72	$242	$437	$149	$204	$60	$21	$434

Segment Revenues
Management fees	$28	$39	$27	$30	$124	$31	$30	$35	$26	$122
Incentive income	8	4	40	51	103	38	16	(4)	28	78
Total	36	43	67	81	227	69	46	31	54	200

Segment Expenses
Operating expenses	(24)	(23)	(33)	(31)	(111)	(34)	(28)	(33)	(33)	(128)
Profit sharing compensation expenses	(3)	(4)	(19)	(18)	(44)	(17)	(7)	1	(12)	(35)
Total	(27)	(27)	(52)	(49)	(155)	(51)	(35)	(32)	(45)	(163)

Fund Management DE	$9	$16	$15	$32	$72	$18	$11	$(1)	$9	$37

Net Returns (21)
Drawbridge Special Opportunities LP	6.9%	4.0%	6.7%	5.8%	25.5%	4.9%	2.2%	-0.8%	4.3%	10.9%
Drawbridge Special Opportunities Ltd.	7.0%	3.4%	8.4%	7.5%	29.0%	5.8%	2.9%	0.2%	2.2%	11.5%

(19)  Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.

(20)  Fortress will receive management fees from these funds equal to 1% of cash receipts and up to 1% per annum on certain managed assets, subject to collectability, and may receive limited incentive income if aggregate realizations exceed an agreed threshold.

(21)  The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period.  Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.  Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments.  The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, and December 31, 2010 redemptions.

Fortress Investment Group LLC

Exhibit 2

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011

Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds	$665	$660	$662	$618	$618	$619	$575	$574	$563	$563
Real Assets Funds	167	167	200	193	193	141	123	118	112	112
Fortress Credit Opportunities Funds (22)	859	1,236	2,384	3,098	3,098	2,885	3,329	3,971	4,599	4,599
Japan Opportunity Funds	506	833	882	908	908	886	914	956	958	958
AUM - Ending Balance	$2,197	$2,896	$4,128	$4,817	$4,817	$4,531	$4,941	$5,619	$6,232	$6,232

Third-Party Capital Raised	$175	$1,165	$728	$1,078	$3,146	$72	$37	$425	$1,620	$2,154

Segment Revenues
Management fees	$10	$11	$11	$16	$48	$16	$17	$19	$21	$73
Incentive income	85	47	9	17	158	57	23	20	18	118
Total	95	58	20	33	206	73	40	39	39	191

Segment Expenses
Operating expenses	(6)	(5)	(8)	(8)	(27)	(7)	(9)	(7)	(11)	(34)
Profit sharing compensation expenses	(43)	(24)	(5)	(11)	(83)	(28)	(12)	(8)	(8)	(56)
Total	(49)	(29)	(13)	(19)	(110)	(35)	(21)	(15)	(19)	(90)

Fund Management DE	$46	$29	$7	$14	$96	$38	$19	$24	$20	$101

(22)  Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FTS SIP L.P., FCO MA LSS, FCO MA II, FCO MA Mapleleaf, Net Lease Fund I, Global Opportunities Fund, Life Settlement Fund, Life Settlement Fund MA, SIP managed account and Real Estate Opportunities REOC Fund.

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Full Year 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011

GAAP Net Income (Loss)	$(261)	$(252)	$(271)	$2	$(782)	$(255)	$(246)	$(382)	$(234)	$(1,117)
Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	177	159	177	(16)	497	152	151	240	142	685
GAAP Net Income (Loss) Attributable to Class A Shareholders	$(84)	$(93)	$(94)	$(14)	$(285)	$(103)	$(95)	$(142)	$(92)	$(432)
Private Equity incentive income	67	18	8	(55)	38	47	9	7	(19)	44
Hedge Fund incentive income	6	4	59	(66)	3	53	(3)	(4)	(46)	—
Reserve for clawback	—	—	—	—	—	—	—	(5)	—	(5)
Distributions of earnings from equity method investees	6	3	2	4	15	7	1	2	1	11
Losses (earnings) from equity method investees	(13)	(4)	(7)	(63)	(87)	(66)	(17)	62	(13)	(34)
Losses (gains) on options	(1)	1	—	(2)	(2)	1	1	6	(3)	5
Losses (gains) on other Investments	—	12	(2)	(11)	(1)	5	4	9	5	23
Impairment of investments	(4)	(1)	—	—	(5)	—	(1)	(2)	(1)	(4)
Adjust income from the receipt of options	—	—	—	—	—	(7)	—	(6)	—	(13)
Mark-to-market of contingent consideration in business combination	—	—	—	(1)	(1)	(1)	(2)	—	—	(3)
Amortization of intangible assets and impairment of goodwill	—	—	1	—	1	1	—	21	—	22
Employee equity-based compensation	64	49	56	49	218	64	59	58	54	235
Principal compensation	235	237	240	240	952	235	237	280	299	1,051
Adjust non-controlling interests related to Fortress Operating Group units	(180)	(161)	(180)	14	(507)	(154)	(153)	(240)	(144)	(691)
Tax receivable agreement liability reduction	(1)	—	—	(21)	(22)	—	—	—	(3)	(3)
Taxes	1	8	(5)	51	55	21	6	(3)	12	36
Pre-tax Distributable Earnings	$96	$73	$78	$125	$372	$103	$46	$43	$50	$242
Investment Loss (income)	(8)	(4)	(10)	(12)	(34)	(12)	3	3	(2)	(8)
Interest Expense	4	4	3	9	20	4	5	5	5	19
Fund Management DE	$92	$73	$71	$122	$358	$95	$54	$51	$53	$253

GAAP Revenues	$160	$192	$162	$436	$950	$197	$190	$195	$277	$859
Adjust management fees	(1)	3	—	—	2	—	—	—	(1)	(1)
Adjust incentive income	76	21	67	(121)	43	102	6	(1)	(66)	41
Adjust income from the receipt of options	—	—	—	—	—	(7)	—	(6)	—	(13)
Other revenues	(28)	(43)	(38)	(46)	(155)	(48)	(45)	(43)	(43)	(179)
Segment Revenues	$207	$173	$191	$269	$840	$244	$151	$145	$167	$707

GAAP Expenses	$442	$428	$457	$491	$1,818	$498	$442	$501	$514	$1,955
Adjust interest expense	(4)	(4)	(3)	(9)	(20)	(4)	(5)	(5)	(5)	(19)
Adjust employee and director compensation	(64)	(49)	(56)	(49)	(218)	(64)	(59)	(58)	(54)	(235)
Adjust Principals’ equity-based compensation expense	(235)	(237)	(240)	(240)	(952)	(235)	(237)	(280)	(299)	(1,051)
Adjust amortization of intangible assets and impairment of goodwill	—	—	(1)	—	(1)	(1)	—	(21)	—	(22)
Adjust expense reimbursements from affiliates	(23)	(41)	(37)	(45)	(146)	(44)	(44)	(42)	(42)	(172)
Other	(1)	3	—	(1)	1	(1)	—	(1)	—	(2)
Segment Expenses	$115	$100	$120	$147	$482	$149	$97	$94	$114	$454

“Distributable earnings” is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation.  Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Fortress’s management uses distributable earnings:

•                  in its determination of periodic distributions to equity holders;

•                  in making operating decisions and assessing the performance of each of the Company’s core businesses;

•                  for planning purposes, including the preparation of annual operating budgets; and

•                  as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund Management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses.” Fund management DE and its components are used by the Company to analyze and measure the performance of our management business on a stand-alone basis.  We define our segment operating margin to be equal to fund management DE divided by segment revenues. We believe that it is useful to provide investors with the opportunity to review our management business using the same metrics.  Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended December 31,		Full Year
	2011	2010	2011	2010

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	190,487,829	169,975,804	186,662,670	165,446,404

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(740,964)	(941,952)	(4,082,385)	(4,450,465)
Weighted average fully vested restricted Class A shares	(540,353)	(224,744)	(480,777)	(174,203)

Weighted Average Class A Shares Outstanding	189,206,512	168,809,108	182,099,508	160,821,736

Weighted average restricted Class A shares(23)	570,293	426,669	522,365	339,533
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	740,964	941,952	4,082,385	4,450,465
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	13,667,930	20,352,868	13,994,757	19,695,924
Weighted average Fortress Operating Group units	305,857,751	300,273,852	304,832,761	302,123,167
Weighted average Fortress Operating Group RPUs(24)	20,666,667	31,000,000	22,563,471	31,000,000

Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)	530,710,117	521,804,449	528,095,247	518,430,825
Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	21,081,078	25,907,574	23,439,170	26,436,872

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	551,791,195	547,712,023	551,534,417	544,867,697

“Dividend Paying Shares and Units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. It is useful in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, Dividend Paying Shares and Units should be considered only as a supplement to GAAP  basic and diluted shares outstanding.  The Company’s calculation of Dividend Paying Shares and Units may be different from the calculation used by other companies and, therefore, comparability may be limited.

(23)  Includes both fully vested and nonvested restricted Class A shares.

(24)  Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

 (dollars and shares in thousands)

	As of December 31, 2011		As of December 31, 2010
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$333,166	$333,166	$210,632	$210,632
Investments	1,079,777	1,079,777	1,012,883	1,012,883
Due from Affilitates	298,689	—	303,043	—
Deferred Tax Asset	400,196	—	415,990	—
Other Assets	108,858	—	134,147	—
Assets	2,220,686	1,412,943	2,076,695	1,223,515

Debt Obligations Payable	$261,250	$261,250	$277,500	$277,500
Accrued Compensation and Benefits	247,024	—	260,790	—
Due to Affiliates	354,158	—	342,397	—
Deferred Incentive Income	238,658	—	198,363	—
Other Liabilities	57,204	—	68,230	—
Liabilities	1,158,294	261,250	1,147,280	277,500

Net	$1,062,392	$1,151,693	$929,415	$946,015

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	189,254	189,254	169,110	169,110
Restricted Class A Shares	570	570	427	427
Fortress Operating Group Units	305,858	305,858	300,274	300,274
Fully Vested Class A Shares - Dividend Paying	—	692	—	1,058
Nonvested Class A Shares - Dividend Paying	—	13,668	—	19,258
Fortress Operating Group RPUs	—	20,666	—	31,000
Shares Outstanding	495,682	530,708	469,811	521,127

Per Share	$2.14	$2.17	$1.98	$1.82

Fortress believes that Net Cash and Investments is a useful supplemental measure because it provides investors with information regarding Fortress’s net investment assets.  Net Cash and Investments excludes certain assets (due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited.  Accordingly, Net Cash and Investments should be considered only as a supplement to GAAP Book Value as a measure of the Company’s financial position.  The Company’s calculation of Net Cash and Investments may be different from the calculation used by other companies and, therefore, comparability may be limited.